Exhibit 99.1

Gran Tierra Energy Inc. Provides Operational and Financial Update

•	Achieved Total Average Production(1) of 30,556 BOPD During Second Quarter-to-Date 2022

•	Total Current Average Production(2) of 33,140 BOPD

•	Paid Down Credit Facility Balance to $0

•	Acordionero and Costayaco Infill Development Drilling Campaigns Yielding Encouraging Results

•	Spud the Company's First Exploration Well of 2022 in the Putumayo Basin of Colombia on June 2, 2022

•	Secured Drilling Rig to Begin Planned Ecuador Exploration Program During Third Quarter 2022

CALGARY, ALBERTA, June 7, 2022, Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced an operational and financial update. All dollar amounts are in United States dollars, and production amounts are on an average working interest before royalties (“WI”) basis unless otherwise indicated. Per barrel (“bbl”) and bbl of oil per day (“BOPD”) amounts are based on WI sales before royalties.

Message to Shareholders

Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: “Gran Tierra remains on track and on budget with our development and exploration drilling programs for 2022. We are very pleased with the positive production results that we are seeing with both our Acordionero and Costayaco infill development well programs, which have been an important factor in our ongoing ramp up in oil production during 2022.

At the same time, we have achieved a major milestone for the Company by completely paying off our credit facility on June 2, 2022. We have significantly strengthened our balance sheet by steadily reducing our credit facility balance from $207 million as of June 30, 2020 to $0 as of June 2, 2022.

After a two-year pause during the low and volatile oil price environment of 2020 and 2021, we are excited with the restart of Gran Tierra's exploration drilling campaign. We spud the Churuco exploration well in the Putumayo Basin of Colombia on June 2, 2022, which is expected to reach its target depth by mid-June 2022. In Ecuador, we have obtained all necessary licensing and secured a drilling rig which put Gran Tierra on-track to spud its first planned exploration well on the Chanangue Block during third quarter 2022.

We believe Gran Tierra is well positioned to optimize value from each of our assets through continued development and enhanced oil recovery activities in 2022. Our waterflood programs across all of our assets continue to perform well as demonstrated by our current average production(2) of 33,140 BOPD.”

Operations Update:

•	Production:

◦	So far during second quarter 2022, Gran Tierra has achieved total average production(1) of 30,556 BOPD.

◦	As forecast in the Company's May 3, 2022 press release, Gran Tierra has begun to ramp up production in the latter half of second quarter 2022, as newly drilled Acordionero and Costayaco oil wells have been steadily brought online. Gran Tierra's total current average production(2) over the last 16 days is 33,140 BOPD.

•	Acordionero:

◦	During 2022, Gran Tierra has successfully drilled 12 wells (7 oil producers and 5 water injectors) in the Acordionero field with 4 wells remaining to be drilled in the 2022 program.

◦	The Company continues to make progress with its planned polymer flood pilot project in this field, with polymer injection planned to begin in the newly drilled AC-95i injection well during third quarter 2022.

•	Costayaco and Moqueta:

◦	All five of the 2022 planned Costayaco infill development oil wells have been drilled, with the final well currently on production test.

◦	On an electric submersible pump, the new CYC-45 infill oil well has produced at an average rate of 1,618 BOPD, at a 10% water cut and gas-oil ratio of 162 standard cubic feet per stock-tank barrel, over the 11-day period of May 21-31, 2022.

◦	The Moqueta work program of 3 infill development wells is expected to begin in the fourth quarter of 2022 and is planned to continue into 2023.

•	Exploration:

◦	In Ecuador, Gran Tierra is in the final stages of wellsite construction for the planned Bocachico-1 exploration well in the Chanangue Block and has started construction of another wellsite in the Charapa Block.

◦	The Company has secured a drilling rig for the upcoming exploration campaign in Ecuador and plans to spud the Bocachico-1 exploration well in the Chanangue Block during third quarter 2022.

◦	Environmental licenses are in place for Gran Tierra's multi-well exploration program in both the Chanangue and Charapa Blocks. Significant progress has also been made with Gran Tierra's environmental licensing for exploration drilling in the Iguana Block with approval expected during second half 2022.

◦	In Colombia, on June 2, 2022, Gran Tierra spud the Churuco exploration well in the Chaza Block, which is targeting a potential, separate reservoir located between the Company's Costayaco and Moqueta oil fields.

Financial Update:

•	As of June 2, 2022, Gran Tierra has completely paid off its credit facility. As part of a focus on significant debt reduction, the Company steadily reduced its credit facility balance from $207 million as of June 30, 2020 to $0 as of June 2, 2022. Gran Tierra may, at its discretion, terminate or replace the credit facility.

(1) Gran Tierra’s total average production during second quarter-to-date 2022 is for the period of April 1, 2022 to June 6, 2022.

(2) Gran Tierra’s total current average production is for the 16-day period of May 22, 2022 to June 6, 2022.

Corporate Presentation:

Gran Tierra’s Corporate Presentation has been updated and is available on the Company website at www.grantierra.com.

Contact Information

For investor and media inquiries please contact:

Gary Guidry

President & Chief Executive Officer

Ryan Ellson

Executive Vice President & Chief Financial Officer

Rodger Trimble

Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company currently focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Colombia and Ecuador and will continue to pursue additional growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Information on the Company’s website (including the Corporate Presentation referenced above) does not constitute a part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra’s U.S. Securities and Exchange Commission ("SEC") filings are available on the SEC website at www.sec.gov. The Company's Canadian securities regulatory filings are available on SEDAR at www.sedar.com and UK regulatory filings are available on the National Storage Mechanism ("the NSM") website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism. Gran Tierra's filings on the SEC, SEDAR and the NSM websites are not incorporated by reference into this press release.

Forward Looking Statements and Legal Advisories:

This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). The use of the words “expect,” “plan,” “can,” “will,” “should,” “guidance,” “forecast,” “signal,” “progress” and “believes”, derivations thereof and similar terms identify forward-looking statements. In particular, but without limiting the foregoing, this press release contains forward-looking statements regarding: the Company's expected future production, drilling program and expectations as to debt repayment. The forward-looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, pricing and cost estimates (including with respect to commodity pricing and exchange rates), and the general continuance of assumed operational, regulatory and industry conditions in Colombia and Ecuador, and the ability of Gran Tierra to execute its business and operational plans in the manner currently planned.

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: Gran Tierra's operations are located in South America and unexpected problems can arise due to guerilla activity, strikes, local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; other disruptions to local operations; global health events (including the ongoing COVID-19 pandemic); global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes resulting from a global health crisis, the Russian invasion of Ukraine, or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes; changes in commodity prices, including a prolonged decline in these prices relative to historical or future expected levels; the risk that current global economic and credit conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; prices and markets for oil and natural gas are unpredictable and volatile; the effect of hedges; the accuracy of productive capacity of any particular field; geographic, political and weather conditions can impact the production, transport or sale of our products; the ability of Gran Tierra to execute its business plan and realize expected benefits from current initiatives; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; volatility or declines in the trading price of our common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra's ability to comply with financial covenants in its credit agreement and indentures and make borrowings under its credit agreement; and the risk factors detailed from time to time in Gran Tierra's periodic reports filed with the SEC, including, without limitation, under the caption “Risk Factors” in Gran Tierra's Annual Report on Form 10-K for the year ended December 31, 2021 and its other filings with the SEC. These filings are available on the SEC website at www.sec.gov and on SEDAR at www.sedar.com.

The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management's experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risk and uncertainties, many of which are beyond Gran Tierra's control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.

In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact Gran Tierra's business and financial condition. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.

The estimates of future production, cash positions, total capital, certain expenses and costs, debt repayments and debt positions may be considered to be future-oriented financial information or a financial outlook for the purposes of applicable Canadian securities laws. Financial outlook and future-oriented financial information contained in this press release about prospective financial performance, financial position or cash flows are provided to give the reader a better understanding of the potential future performance of the Company in certain areas and are based on assumptions about future events, including economic conditions and proposed courses of action, based on management’s assessment of the relevant information currently available, and to become available in the future. In particular, this press release contains projected financial and operational information for 2022. These projections contain forward-looking statements and are based on a number of material assumptions and factors set out above. Actual results may differ significantly from the projections presented herein. The actual results of Gran Tierra’s operations for any period could vary from the amounts set forth in these projections, and such variations may be material. See above for a discussion of the risks that could cause actual results to vary. The future-oriented financial information and financial outlooks contained in this press release have been approved by management as of the date of this press release. Readers are cautioned that any such financial outlook and future-oriented financial information contained herein should not be used for purposes other than those for which it is disclosed herein. The Company and its management believe that the prospective financial information has been prepared on a reasonable basis, reflecting management’s best estimates and judgments, and represent, to the best of management’s knowledge and opinion, the Company’s expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results. See Gran Tierra's press releases dated January 18, 2022, April 19, 2022, and May 3, 2022 respectively, for additional information regarding the 2022 guidance referred to herein. This press release does not constitute an offer to buy or the solicitation of an offer to sell any securities.

Presentation of Oil and Gas Information

References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra’s reported production is a mix of light crude oil and medium and heavy crude oil for which there is not a precise breakdown since the Company’s oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.